UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2010

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

Maryland	000-53649	26-0658752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Real Estate Investments

Acquisition of Torrey Reserve West

On September 9, 2010, KBS Real Estate Investment Trust II, Inc. (the “Company), through an indirect wholly owned subsidiary, acquired three office buildings containing 118,030 rentable square feet located on approximately 7.1 acres of land in San Diego, California (“Torrey Reserve West”). The seller is not affiliated with the Company or KBS Capital Advisors, the Company’s external advisor. The contractual purchase price of Torrey Reserve West was approximately $27.3 million plus closing costs. The Company funded the purchase of Torrey Reserve West through the assumption of an existing mortgage loan from an unaffiliated lender with an outstanding principal balance of $17.0 million and with proceeds from the Company’s ongoing initial public offering.

Torrey Reserve West is located at 3390, 3394 and 3398 Carmel Mountain Road in San Diego, California and consists of three two-story office buildings that were built in 2000. Currently, Torrey Reserve West is 95% leased to six tenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated:	September 10, 2010	BY:	/s/ David E. Snyder
David E. Snyder
Chief Financial Officer